[GRAPHIC OMITTED]
: FOLEY
                                               FOLEY & LARDNER LLP
                                               ATTORNEYS AT LAW
                                               ONE INDEPENDENT DRIVE, SUITE 1300
          September 9, 2004                    JACKSONVILLE, FLORIDA  32202-5017
                                               P. O. BOX 240
                                               JACKSONVILLE, FLORIDA  32201-0240
                                               904.359.2000 TEL
                                               904.359.8700  FAX
                                               www.foley.com
                                               WRITER'S DIRECT LINE
                                               904.359.8713
                                               lkelso@foley.com Email
                                               CLIENT/MATTER NUMBER
                                               040521-0235
Regency Centers Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida   32202

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-3 of Regency Centers Corporation ("Regency" or the "Company") under the Securities Act of 1933, as amended, with respect to the offering from time to time by the Company of an aggregate of up to $400,000,000 of the following securities of the Company: common stock, par value $0.01 per share (the "Common Shares"), one or more series of preferred stock (the "Preferred Shares"), depositary shares representing whole or fractional parts of one or more series of Preferred Shares (the "Depositary Shares") and warrants exercisable for Common Shares (the "Common Shares"). The Common Shares, the Preferred Shares, the Depositary Shares and the Common Shares Warrants are collectively referred to herein as the "Securities."

         In connection with the registration of the Securities, we have examined and are familiar with: (a) the articles of incorporation and bylaws of Regency, as presently in effect, (b) the proceedings of and actions taken by the Board of Directors of Regency in connection with the registration of the Securities and
(c) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. When Common Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Common Shares, those Common Shares will be validly issued, fully paid and nonassessable.

         2. When Preferred Shares shall have been issued and sold as described in the Registration Statement and the amendment to Regency's articles of incorporation adopted by the board of directors of the Company designating the Preferred Shares, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Preferred Shares, those Preferred Shares will be validly issued, fully paid and nonassessable.

         3. When Depositary Shares shall have been issued and sold as described in the Registration Statement and the applicable deposit agreement, and if in an underwritten offering, in accordance with the terms and conditions

BRUSSELS      LOS ANGELES   ORLANDO             SAN FRANCISCO   TAMPA
CHICAGO       MADISON       SACRAMENTO          SILICON VALLEY  TOKYO
DETROIT       MILWAUKEE     SAN DIEGO           TALLAHASSEE     WASHINGTON, D.C.
JACKSONVILLE  NEW YORK      SAN DIEGO/DEL MAR                   WEST PALM BEACH

Regency Centers Corporation
September 9, 2004
Page 2


of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Depositary Shares, those Depositary Shares will represent legal and valid contractual fractional interests in the underlying Preferred Shares.

         4. When Common Share Warrants shall have been issued and sold as described in the Registration Statement and the applicable warrant agreement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Common Share Warrants, those Common Share Warrants will be legally issued, and will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

         The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

         We hereby consent to the inclusion of this opinion as Exhibit 5 in said Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Sincerely,

                                        FOLEY & LARDNER LLP


                                        /s/ Foley & Lardner LLP
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